Registration No. 333-1216-A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                     MedCath
                             I N C O R P O R A T E D
             (Exact name of Registrant as specified in its charter)

         North Carolina                    8071                   56-1635096
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number) identification No.)

                              MedCath Incorporated
                          7621 Little Avenue, Suite 106
                         Charlotte, North Carolina 28226
                                 (704) 541-3228
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                 Richard J. Post
                             Chief Financial Officer
                              MedCath Incorporated
                          7621 Little Avenue, Suite 106
                         Charlotte, North Carolina 28226
                                 (704) 541-3228
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                Dumont Clarke, IV
                             Moore & Van Allen, PLLC
                          NationsBank Corporate Center
                        100 North Tryon Street, Floor 47
                      Charlotte, North Carolina 28202-4003
                                 (704) 331-1000


                 Approximate date of commencement of proposed sale to the public: Not applicable.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================
                          DEREGISTRATION OF SECURITIES
================================================================================

         The selling shareholders of MedCath, Incorporated (the "Selling Shareholders") have completed their public offering of 218,345 shares of common stock, $0.01 par value per share (the "Common Stock"). In connection with this offering, the Selling Shareholders sold 110,439 shares of Common Stock. This Post-Effective Amendment No. 1 is filed in order to deregister the 107,906 shares of Common Stock that were not sold, as described above.

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


================================================================================
                                   SIGNATURES
================================================================================

         In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 16, 1997.

                              MEDCATH INCORPORATED


                                  By: /s/ Stephen R. Puckett
                                          Stephen R. Puckett, President


                                POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature               Title                               Date

/s/ Stephen R. Puckett                                            June 16, 1997
----------------------------   Chairman of the Board, President and
    Stephen R. Puckett         Director (Principal Executive Officer)

/s/ David Crane   *                                               June 16, 1997
----------------------------   Chairman of the Board, President and
    David Crane                Operating Officer and Director

/s/ Richard J. Post                                               June 10, 1997
----------------------------   Secretary and Treasurer (Chief
    Richard J. Post            Financial Officer)


----------------------------                                     June ___, 1997
    Patrick J. Welsh           Director

/s/ Andrew M. Paul    *                                           June 16, 1997
----------------------------   Director
    Andrew M. Paul

 /s/ W. Jack Duncan   *                                           June 16, 1997
----------------------------   Director
     W. Jack Duncan

----------------------------                                     June ___, 1997
     John B. McKinnon          Director

*By: /s/ Stephen R. Puckett
----------------------------
         Stephen R. Puckett
         (Attorney-in-Fact)



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